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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT, dated 24 November 1999, by and between Carrier1 International GmbH, a company duly incorporated under the laws of Switzerland, having its registered offices at Militarstrasse 36, 8004 Zurich (the "Company") and Mr. Alex Schmid ("Employee").

                                   WITNESSETH:

    WHEREAS, the Company desires to assure itself of the Employee's services, and the Employee desires to be employed by the Company;

    WHEREAS, the Company's parent, Carrier 1, LLC, a Delaware (USA) limited liability company ("Carrier 1"), the Employee, Stig Johansson ("Johansson") Eugene A. Rizzo ("Rizzo"), Kees Van Ophem ("Van Ophem"), Neil Craven ("Craven"), Terje Nordahl ("Nordahl"), Providence Equity Partners L.P. ("PEP") and Providence Equity Partners II, L.P. ("PEP II" and collectively with PEP, "Providence") have entered into that certain Securities Purchase Agreement (as amended from time to time, the "Purchase Agreement") dated as of March 4, 1998, as amended to date, whereby they acquired certain securities of Carrier 1 and Employee, Johansson, Rizzo, Van Ophem, Craven, Nordahl, Providence and Carrier 1 have entered into the Securityholders` Agreement (as defined in the Purchase Agreement);

    WHEREAS, Providence wishes to protect the value of their investment in Carrier 1 and the Company from the risk of competition posed by the Employee and it is a condition to the Providence's performance under the Purchase Agreement that Employee enter into this Agreement in order to assure the Company that the Employee will continue to provide his expertise in the conduct of the Company's business.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

    1.01 CODE. "Code" means the Swiss Code of Obligations

    1.02 CONFIDENTIAL INFORMATION. "Confidential Information" means all information, in any form or medium, that relates to the business, products, services, research or development of the Company or any of the Related Corporations, and its and their suppliers or customers, including: (a) compilations of data (whether in whole or in part) and all analyses, processes, methods, techniques, systems, formulae, research, records, reports, manuals, documentation and models relating thereto; (b) computer software, documentation and databases (whether existing or in various stages of research and development); (c) identities of and information about the Company`s and the Related Corporations` suppliers and customers and their confidential information, suppliers and customers; (d) inventions, designs, developments, devices, methods and processes (whether or not reduced to practice); (e) internal business information, including, without limitation, information relating to strategic and staffing plans and practices (including information with respect to potential acquisition targets), marketing, promotional and sales plans,


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practices or programs, training practices and programs, cost and pricing structure, and accounting and business methods; (f) all copyrightable works; and (g) all similar or related information. Notwithstanding the immediately foregoing sentence, the term "Confidential Information" shall not include information which (i) becomes generally available to the public other than as a result of disclosure by Employee, or (ii) becomes available to Employee on a non-confidential basis from a source other than the Company or the Related Corporations, or (iii) which is generally known in the telecommunications industry and pertains to activities or business not specific to the Company or any of the Related Corporations. Information shall not be deemed to be excluded from the meaning of "Confidential Information" merely because individual portions or components of such information are publicly known or available.

     1.03 EFFECTIVE DATE. "Effective Date" shall mean 6 December 1999. Employee will work at Carrier1 GmbH&Co.KG, Frankfurt/M, until such time that the Employee has obtained valid work permits and registration documents as required by the relevant Swiss authorities.

    1.04 NON-COMPETE PERIOD. "Non-Compete Period" shall mean the period commencing on the date hereof and continuing until the end of the eighteenth month following the date the Employee`s employment is terminated.

     1.05 PERSON. "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust or other entity.

     1.06 RELATED CORPORATIONS. "Related Corporations" shall mean (a) Carrier 1; (b) any corporation of which Carrier 1, directly or indirectly, owns more than fifty percent (50%) of the outstanding equity securities having general voting power under ordinary circumstances to elect at least a majority of the directors of such corporation; (c) any partnership, association, joint venture or other unincorporated organization or entity with respect to which Carrier 1, directly or indirectly, owns equity securities in an amount sufficient to control the management of such partnership, association, joint venture or other unincorporated organization or entity; and (d) any corporation, partnership, association, joint venture or other unincorporated organization or entity in which Carrier 1, directly or indirectly, has more than a fifty percent (50%) equity interest.

                                   ARTICLE II

                              CAPACITY AND SERVICES

     2.01 CAPACITY AND SERVICES. The Company hereby employs Employee as Vice President of Stragetic Development in the Management Team of the Company and Employee hereby accepts such employment for the Contract Term (as defined in Section 2.03) and upon the other terms and conditions set forth in this Agreement. During the Contract Term, Employee shall devote his professional attention and energies on a full-time basis to the business and affairs of the Company and the Related Corporations and use his best efforts to promote its interests. The Employee may not undertake any public office or any kind of activity in connection with associations without the prior written approval of the Company, if this activity could influence the contractual activities.

     2.02 DUTIES. The Employee shall have such duties and responsibilities as shall be assigned from time to time by the Company and are consistent with the duties of a Vice President and Management Team Member in an international long distance telecommunications company.

     2.03 CONTRACT TERM. The present Employment Agreement is concluded for an UNSPECIFIED PERIOD. The employment may be terminated by either party provided that SIX (6) MONTHS notice of


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termination is given in writing to the end of a month, but not before
06.06.2001 (notice to be given before December 6th, 2000) (the period until the Employee`s employment with the Company terminates being referred to as the "Contract Term").

                                   ARTICLE III

                             COMPENSATION; BENEFITS

     3.01 BASE SALARY. The Company shall pay Employee a base salary at the rate of 300,000 CHF per annum, payable in arrears on a monthly basis, for the services rendered by Employee to the Company during the Contract Term (the "Base Salary"). Overtime is not remunerated and time off is not given in lieu; compensation for any overtime worked is included in the Base Salary. The Base Salary and all other remuneration paid to the Employee shall be subject to normal deductions for personal taxation and legally required contributions. The Company shall review the Base Salary in December of 2000 and thereafter on a yearly basis for purposes of determining any increase thereof, whether due to cost of living adjustments or merit, but any such determination shall be made in the sole discretion of the Company without regard to past practice.

     3.02 BONUS PLAN. In addition to the Base Salary, during each year of the Contract Term the Employee will be eligible to receive a bonus (the "Annual Bonus") in an amount up to 25% of Base Salary (at 100% achievement) subject to meeting the criteria established from time to time by the Company. The Company, in its discretion, shall determine the amount of the Annual Bonus. The Company will work in good faith promptly after the Effective Date to develop the criteria for earning the Annual Bonus for the business year of 2000 and will meet at least annually to develop the criteria for future years.

     3.03 STOCK PURCHASE AND OPTIONS. The employee will be entitled to invest into the Common Stock of the Company's parent Carrier1 International S.A., up to an amount of USD $68,240 at a price of $40.34 per share (1,692 shares). In addition, the Company has a Share Option Plan under which the employee will be entitled to 100,000 options as a Company Management Team Member at a strike price per share option of $40.34 USD.

     3.04 AUTOMOBILE. During the Contract Term the Company will ensure that there will be made available free of charge to the Employee a motor vehicle of a type suitable to his position for use by him in the performance of his duties hereunder and for his private purposes.

     3.05 MOBILE PHONE. During the Contract Term the Company will provide the Employee a cellular telephone, a fixed telephone and fax line at home and will pay all telephone charges and associated costs thereof related to his duties hereunder.

     3.06 PENSION. The Company has established a pension plan for its Employees in compliance with Swiss law (the "Pension Plan"). The total contribution to the Pension Plan (Company plus Employee) in each year will be 15% of Employee's Base Salary for such year, of which each of the Company and Employee will contribute 50% (i.e. 7.5% of Base Salary each).

     3.07 WORK LOCATION. Employee will perform his services out of the Corporate Headquarters in Zurich, Switzerland. The Company will ensure that payment of salary and other entitlements will be done in accordance with Swiss law, including the obligations under tax, social security and pension laws in Switzerland and the employee's home of record country (if applicable).


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    3.08 BUSINESS EXPENSES. During the Contract Term, the Company will pay the Employee CHF 500.00 per month as compensation for out of pocket expenses.

    3.09 HOLIDAYS. The Employee shall be entitled to a vacation of 25 working days per annum.

     3.10 RELOCATION EXPENSES. The Company will pay the Employee all relocation expenses incurred in the move of the Employee to Zurich including costs of moving furnishings, personal effects, storage costs, costs for the termination of the rent of his current residence and real estate agent fees paid to locate a residence in Switzerland. In addition, the Company will pay the Employee a one time lump sum of CHF 5,000.00 for miscellaneous relocation expenses.

                                   ARTICLE IV

               CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION

     4.01 CONFIDENTIALITY. Employee acknowledges that in the course of providing services to the Company and the Related Corporations, Employee will become familiar with the trade secrets, Confidential Information and other intellectual property concerning the Company and the Related Corporations. Employee shall not at any time or in any manner, whether directly or indirectly, use for his own benefit or the benefit of any other Person, nor disclose, divulge, render or offer, any Confidential Information, except on behalf of the Company or the Related Corporations in the course of the proper performance of his duties hereunder. Employee acknowledges and agrees that any and all such Confidential Information will be received and held by him in a confidential capacity.

     4.02 NONCOMPETITION AND NONSOLICITATION COVENANTS. Employee acknowledges that (i) the services of the Employee are of special, unique and extraordinary value to the Company and the Related Corporations and (ii) the Company`s and the Related Corporations` ability to accomplish their purposes and to successfully compete in the marketplace depend substantially on the skills and expertise of the Employee. Employee acknowledges and agrees that the Company and the Related Corporations would be irreparably damaged if Employee were to not devote substantially all of his business time and efforts to the business and affairs of the Company and the Related Corporations during the Contract Term or were to provide directly or indirectly services to any Person competing directly or indirectly with the Company or any of the Related Corporations or were to engage in a similar a business other than as specifically permitted by this Section 4.02. Accordingly in further consideration of the compensation to be paid by the Company to the Employee, Employee agrees, that from and after the date hereof and during the applicable Non-Compete Period, Employee will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except of not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over the counter market and except for the interests and positions held as listed in appendix 1) or investor in any other Person, or as a consultant, advisor, or independent contractor to any such Person, or in any other capacity, directly, indirectly or beneficially, anywhere in the world:

           (i) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, or be connected in any manner with, any Person, which is in the international long distance telecommunications business or other business which is in direct or indirect


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     competition with any business conducted by the Company or any of the
     Related Corporations on the date hereof or at any time during the applicable Non-Compete Period;

           (ii) induce or attempt to induce any individual who, on the date hereof or at any time during the applicable Non-Compete Period, is an Employee of the Company or any of the Related Corporations, to terminate his or her employment with such company or employ any such person in any manner of capacity; or

           (iii) induce or attempt to induce any Person, which is a supplier, distributor, or customer of the Company or any of the Related Corporations or which otherwise is a contracting party with the Company or any of the Related Corporations, as of the date hereof or at any time during the applicable Non-Compete Period, to terminate or modify any written or oral agreement or understanding with the Company or any of the Related Corporations.

Employee acknowledges and agrees that the limitations set forth in this
Section 4.02 are reasonable with respect to scope, duration and area and are properly required for the protection of the legitimate business interest of the Company and the Related Corporations. The Company and Employee agree that the covenants set forth in this Section 4.02 shall be enforced to the fullest extent permitted by law. Accordingly, if in any arbitration, judicial or similar proceeding a court, an arbitration or any similar judicial or administrative body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such arbitrator, court or similar body.

     4.03 INFRINGEMENT OF EMPLOYEE'S OBLIGATION. If the Employee violates or infringes his obligations under Section 4.01 and/or 4.02, the Employee shall pay the Company a contractual penalty in the amount of the greater of 30% of Base Salary or 30% of the total remuneration paid to Employee by his new employer, for each case of infringement or breach. The payment of this penalty does not in any case release the Employee from his obligations with regard to this Agreement.

     4.04 SPECIFIC PERFORMANCE. Employee agrees that his breach of the provisions of Sections 4.01 or 4.02 above will cause irreparable damage to the Company and the Related Corporations and that the recovery by the Company and the Related Corporations of money damages will not constitute an adequate remedy for such breach. The Employee agrees that the Company may request the elimination of a situation contrary to this Agreement.

     4.05 REPRESENTATIONS. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement does not and will not conflict with breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person which, in the good faith judgment of Employee, will materially interfere with the performance of the Employee duties and obligations hereunder or otherwise have a material adverse affect on the Company and (iii) this Agreement is the valid and binding obligation of Employee, enforceable in accordance with its terms.


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                                    ARTICLE V

                                  MISCELLANEOUS

     5.01 ASSIGNMENT. This Agreement is personal to Employee and shall not be assigned, transferred, hypothecated, pledged or in any way encumbered by him; provided, that the rights and obligations of Employee hereunder shall be binding upon, and inure to the benefit of, Employee`s estate. This Agreement shall be binding upon, and inure to the benefit of, the Company`s successors and assigns.

     5.02 AMENDMENT. This Agreement may not be amended, modified or supplemented in any respect except by written agreement entered into by the parties hereto.

     5.03 GOVERNING LAW; COMPETENT COURT. This Agreement shall be governed by and construed in accordance with the laws of Switzerland. Except with respect to the enforcement of the Company's injunctive and other equitable remedies pursuant to Section 5.04 hereof. Any dispute arising under this Agreement shall be submitted to arbitration, the determination of which shall be final and binding on the parties hereto and which arbitration shall be held in accordance with Article 343, paragraph 1 of the Code and the rules and procedures of the International Chamber of Commerce applicable to commercial transactions and conducted in English. The cost of such arbitration shall be borne by the party or parties in accordance with the arbitration judgment. Employee, to the extent that he may lawfully do so, hereby consents to the jurisdiction of the courts of Switzerland as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of enforcement of any such arbitration award or any of his obligations under Article V hereof, and hereby expressly waives any and all objections which he may have as to venue in any such courts. It is acknowledged and agreed that all of the other agreements referred to herein, including the Share Option Agreement, are governed by and shall be construed under the laws of Delaware (USA).

     5.04 COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     5.05 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties pertaining to the subject matter contained in it and supersedes and is in lieu of any and all other employment arrangements between Employee and the Company.

     5.06 NOTICES. All notices given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, and addressed as follows:

           If to the Company:

           Carrier1 GmbH
           Militarstr. 36
           8004 Zurich


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           If to Employee:

           Alex Schmid

All notices shall be deemed to be given on the date received at the address of the addressee, or, if delivered personally, on the date delivered.

     5.07 SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement of affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed as of the day and year first above written.

                       Carrier1 International GmbH


                       By:      /s/ STIG JOHANSSON
                          -------------------------------------------------
                                Name:  Stig Johansson
                                Title: President & CEO


                       By:      /s/ KEES VAN OPHEM
                          -------------------------------------------------
                                Name:  Kees van Ophem
                                Title: Vice President, Purchase & General
                                          Counsel

                       Employee:


                                /s/ ALEX SCHMID
                          -------------------------------------------------
                                Alex Schmid                         Date


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                                    CARRIER1

MEMORANDUM

To:               Mr Alex Schmid

Subject:          Contract Supplement for Change of Contractual Conditions

Dear Alex,

We hereby acknowledge that your contractual conditions will be adjusted as indicated below:

              Paragraph 3.08 BUSINESS EXPENSES is amended, effective 1 August 2000, to read:

              Paragraph 3.08 REPRESENTATION ALLOWANCE: During the Contract Term, the Company will pay the Executive CHF 1,500 per month as compensation for out of pocket representation expenses.

              Paragraph 3.11 is inserted, effective 1 January 20001, to read:

              Paragraph 3.11 HEALTH INSURANCE: The Executive is obligated to have a private health insurance which provides full cover in Switzerland and while the Executive is on business trips outside Switzerland. The Company will contribute 50% of the related private health insurance for the Executive and each of the family members, not to exceed CHF 200 per month per family member.

Thank you for your acknowledgement.

Best regards,

/s/ KEES VAN OPHEM                     /s/ TOM ZAHAY
- -------------------------------        ----------------------------------
Kees van Ophem                         Tom Zahay
Executive Vice President               Vice President
& General Counsel                      Human Resources


/s/ ALEX SCHMID
- -------------------------------
Agreed:           Alex Schmid

CC:               Judith Zollinger
                  HR Coordinator


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